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Exhibit 99.1

NOW YOU CAN VOTE SHARES BY TELEPHONE OR INTERNET! QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Adobe Systems Incorporated encourages you to take advantage of the new and convenient ways to vote the shares. If voting by proxy, you may vote by mail, or choose one of the two other methods described below. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone, the Internet or mail, read the accompanying joint proxy statement/prospectus, then follow these easy steps:
C/O COMPUTERSHARE INVESTOR SERVICES LLC TWO NORTH LASALLE STREET 3RD FLOOR CHICAGO, IL
VOTE BY PHONE—1-800-454-8683
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Systems Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Adobe Systems Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ADOBE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Adobe Systems Incorporated ("Adobe")
	For ☐	Against ☐	Abstain ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

PROPOSAL 1: To approve the issuance of shares of Adobe common stock in the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005, among Adobe, Avner Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Adobe, and Macromedia, Inc.
	For ☐	Against ☐	Abstain ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2
PROPOSAL 2: To adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

Sign exactly as your name(s) appears on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.
For comments, please check this box and write them on the back where indicated			☐
Please indicate if you plan to attend this meeting	Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

:FOLD AND DETACH HERE

ADOBE SYSTEMS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON            , 2005

        The undersigned hereby appoints John E. Warnock and Bruce R. Chizen, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Systems Incorporated (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at the Company's headquarters, 345 Park Avenue, San Jose, California 95110 on                        ,                         2005 at            , local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND, IF NECESSARY, PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY
STATEMENT/PROSPECTUS.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Comments:

(If you noted any comments above, please mark the corresponding box on the reverse side.)
IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

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  Exhibit 99.1